Exhibit 99.1

FOR IMMEDIATE RELEASE
Energy Recovery Announces Leadership Transition
SAN LEANDRO, Calif. - November 4, 2019 - Energy Recovery, Inc. (NASDAQ:ERII) announced today the resignation of Chris Gannon as the Company’s President and Chief Executive Officer and as a member of its Board of Directors.
Mr. Gannon submitted his resignation to the Board on Friday, November 1, effective immediately, citing personal reasons for his departure. Mr. Gannon’s resignation was accepted by the Board.
The Board has appointed Mr. Robert Yu Lang Mao as Interim President and Chief Executive Officer. Mr. Mao currently serves as Chairman of Energy Recovery’s Board of Directors, and he will retain his board seat and chairmanship during the transition. Mr. Mao will lead the executive search for a permanent replacement for Mr. Gannon and will work closely with the Company’s executive team to provide leadership and ensure continuity until a successor has been appointed. Mr. Mao has been a member of the Board since 2010 and has served as Chairman since June of 2019. In addition, the Board has appointed Mr. Arve Hanstveit as the Lead Independent Director. Mr. Hanstveit has been a member of the Board since 1995.
“On behalf of the entire Board, I want to thank Chris for his contributions to the Company and wish him success with his future endeavors. Energy Recovery continues to perform and capitalize on the tremendous opportunities that lie ahead. We do not expect this change in leadership to have an impact on our strategy,” Mr. Mao commented. “The desalination industry is experiencing historic growth, and we are confident our recent infrastructure investments to expand our capacity and meet growing demand will ensure we are positioned to generate value for shareholders and customers. We remain focused on expanding our presence and product offerings in our Water business and on the commercialization of our VorTeq™ technology in Oil and Gas. We will continue to execute and drive the business forward during this transition, and I am optimistic about what Energy Recovery’s future holds.”
Mr. Mao has a long and distinguished professional career with over thirty years of executive experience in the technology and telecommunications industry in Asia, the United States and Europe. Most recently, he served as the Chairman, China Region for Hewlett-Packard Company (Hewlett-Packard) and the CEO of 3Com Corporation (3Com), where he completed the sale of 3Com to Hewlett-Packard in 2010. Mr. Mao has also served on the board of directors of public companies including 3Com, Yulon-Nissan Motor Company and Hon Hai Precision Ind. Co. Ltd (Foxconn).
The Company will hold a conference call to discuss the leadership transition on Tuesday, November 5, 2019 at 5:30 AM PST / 8:30 AM EST. Mr. Mao and Joshua Ballard, Chief Financial Officer, will host the conference call and take investor and analyst questions.

LIVE CONFERENCE CALL
Tuesday, November 5, 2019, 5:30 AM PST / 8:30 AM EST
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13696483

CONFERENCE CALL REPLAY
Expiration: Thursday, December 5, 2019
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13696483

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About Energy Recovery
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the water, oil & gas, and chemical processing industries. Energy Recovery products annually save customers $2 billion (USD) and eliminate more than 11.5 million metric tons of carbon dioxide emissions. Headquartered in the Bay Area, Energy Recovery has offices in Dubai, Houston, Madrid, and Shanghai. For more information about the Company, please visit www.energyrecovery.com.

Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including expectations regarding the timing of shipments of the orders, our ability to exceed last year’s results, and reductions in power consumption from the technology.  These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results.  Because such forward-looking statements involve risks and uncertainties, our actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and we assume no obligation to update such statements, whether as a result of new information, future events, or otherwise.

Contact
Investor Relations
ir@energyrecovery.com
+1 (281) 962-8105

Press Inquiries
pr@energyrecovery.com
+1 (510) 398-2147